                                                                    Exhibit 10.1
                               SUBLEASE AGREEMENT

          This Sublease Agreement is made and entered into as of this 20th day of March, 1998, by and between First Health Strategies, Inc., a Delaware corporation ("Sublessor") and KnowledgeLink Interactive, Inc., a Delaware corporation ("Sublessee").

                                    RECITALS

          A. Sublessor is the tenant under that certain lease dated February 18, 1997, as amended by that certain Rider Agreement dated February 18, 1997 (the "Lease") by and between Aetna Life Insurance Company ("Landlord"), as Landlord, whereby Landlord leased to Sublessor approximately 5,921 net rentable square feet of office space (the "Leased Premises") located on the 3rd floor of the building known as 901 Elkridge Landing Road, Linthicum, Maryland (the "Building"). A copy of the Lease is attached hereto as Exhibit A and made a part hereof.

          B. Sublessor desires to sublet a portion of the Premises, part of the 3rd floor, comprised of approximately 4901 net rentable square feet as more particularly described in Exhibit "B" attached hereto (inclusive of the slashed area and exclusive of the cross hatched area) (the "Subleased Premises") to Sublessee, and Sublessee desires to sublet the Subleased Premises from Sublessor.

          Now, therefore, in consideration of the mutual covenants contained herein, the parties agree as follows:

          1. All capitalized terms set forth herein shall have the same meaning as set forth in the Lease.

          2. Sublessor hereby leases to Sublessee for Subleased Premises in its "as is condition, for a term beginning April 1, 1998, and ending on midnight on March 31, 2000, unless sooner terminated in accordance with this Sublease Agreement. Sublessor shall not be required to exercise any renewal or extension options, contained in the Lease, including but not limited to paragraph 5 of the Rider Agreement.

          3. Notwithstanding Article II of the Lease regarding Rent, Sublessee agrees to pay to Sublessor as Base Rent the sum of Six Thousand One Hundred Twenty Six Dollars and Twenty Five Cents ($6126.25) payable to Sublessor in equal monthly installments in advance on the first day of each month during the term, commencing on May 1, 1998, for the term of this Sublease Agreement, with the first months rent due upon Sublease Agreement execution by Sublessee. Sublessee will have no obligation to pay Base Rent for the month of April, 1998. Sublessee shall have no obligation to pay for the additional pass through expenses set forth in the Lease as real estate taxes and Operating Expenses.

          4. Sublessee shall pay to Sublessor the sum of Three Hundred Six Dollars and Thirty One Cents ($306.31) per month for the Term of this Sublease Agreement for the purchase of all the office furniture (not including any computers, telephones, telephone systems or other technology) owned by the Sublessor which is located in the Subleased Premises, as of the date of occupancy of the Subleased Premises. Sublessor shall provide Sublessee a bill of sale for the furniture.

          5. Upon execution of this Sublease, Sublessee will deposit with Sublessor a security deposit of two months Rent ($12,253.00) (the "Deposit") as security for performance of Sublessee' s obligations under this Sublease. In the event Sublessee fully complies with all the terms and conditions of this Sublease Agreement during the first 12 months of the Term of this Sublease Agreement, Sublessor will return one half of the Deposit to Sublessee. In the event Sublessee fully complies with all the remaining terms and conditions of this Sublease Agreement, the remaining amount of the Deposit shall be refunded to Sublessee, without interest unless otherwise required by law, no later than 30 days after the expiration of this Sublease Agreement.

          6. This Sublease Agreement is subject and subordinate to the Lease. Except as may be inconsistent with the terms of this Sublease Agreement, all of the terms, covenants and conditions in the Lease shall be applicable to this Sublease Agreement with the same force and effect as if Sublessor were the landlord under the Lease and Sublessee were the tenant under the Lease. In case of any breach by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the landlord against the tenant under the Lease. Sublessee hereby agrees to assume and perform all of the obligations of Sublessor as tenant/lessee under the Lease.

          7. The only services or rights to which Sublessee is entitled are those to which Sublessor is entitled under the Lease and for all such services and rights, Sublessee will look to the Landlord under the Lease.

          8. Sublessee shall not do or permit anything to be done which would cause the Lease to be terminated or forfeited. Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of Sublessee' s use or occupancy of the Subleased Premises or any breach or default on the part of Sublessee by reason of which the Lease may be terminated or forfeited.

          9. Sublessee shall not assign this Sublease Agreement nor further sublease the Subleased Premises in whole or in part and shall not permit Sublessee's interest in this Sublease Agreement to be vested in any third party by operation of law or otherwise, without the prior written consent of the Landlord, Sublessor and as provided under the Lease.

          10. Sublessee shall procure and maintain during the term of this Sublease comprehensive general liability insurance with respect to the Subleased Premises and Sublessee's activities therein from an insurer and with limits of coverage acceptable to

Sublessor, which limits will not exceed those required under the Lease. Such insurance shall name Sublessor as an additional insured.

11. Any notices required or permitted to be given by one party to the other under this Sublease Agreement shall be in writing and served on the parties at the addresses listed below. Any notice shall be either (i) personally delivered to the addressee; or (ii) sent by registered or certified mail/return receipt requested, in which case it shall be deemed delivered 3 business days after being deposited in the U.S. Mail; (iii) sent by a nationally recognized overnight courier; or (iv) sent by telecommunication ("Fax") during normal business hours in which case it shall be deemed delivered on the day sent, provided an original is received by the addressee after being sent by a nationally recognized overnight courier within 1 business day of the Fax. The addresses and Fax numbers listed may be changed by written notice to the other parties, provided, however, that no notice of a change of address of Fax number shall be effective until the date of delivery of such notice. Copies of notices are for informational purposes only and a failure to give or receive copies of any notices shall not be deemed a failure to give notice.

    If to Sublessor:                        If to Sublessee:

    First Health Group Corp.                KnowledgeLink Interactive, Inc.
    4141 N. Scottsdale Road, Suite 300      901 Elkridge Landing Road, 3rd Floor
    Scottsdale, Arizona 85251               Linthicum, MD
    Facsimile No. 602-990-6623              Facsimile No. 301-314-9592
    Attn: Dennis Taute                      Attn: Ted Bagheri

          12. Submission of this Sublease Agreement for examination or signature by Sublessee does not constitute an offer to sublease and it is not effective as a sublease or otherwise until execution and delivery by both Sublessee, Sublessor, and consent, in writing, by Landlord.

          13. As permitted by the Lease and Landlord, Sublessor will provide, at Sublessor's sole cost, directory and suite entrance signage.

          14. Sublessor, at Sublessor's sole cost and expense, shall demise the Subleased Premises as shown on Exhibit C, attached hereto and incorporated herein.

          15. Sublessor recognizes Colliers Pinkard as the broker and shall pay Colliers Pinkard a fee of Five Thousand Six Hundred Thirty Six Dollars and Sixteen Cents within 30 days of an invoice from Colliers Pinkard after the Sublessee, Sublessor and Landlord have executed the Sublease Agreement.

In witness whereof, the parties have caused this agreement to be executed the day and year first above written.

Sublessor                                    Sublessee

First Health Strategies, Inc.                KnowledgeLink Interactive, Inc.


By:  /s/ Edward L. Wristen                   By:  /s/ Ted. S. Bagheri
     ---------------------------                 -----------------------------
         Edward L. Wristen                            Ted S. Bagheri

Its:     Vice President                      Its:  C.F.O.
                                                  ----------------------------

Date:  4/5/98                                Date:  3/30/98
      ---------------------------                 -----------------------------

CONSENTED TO BY:

Landlord

 Aetna Life Insurance Company (By: Allegis Realty Investors LLC, its Investment
                               Advisor and Agent)



By:   /s/ Jim Fishman
    ------------------------------


Its:  Senior Vice President
    ------------------------------


Date:  4/15/98
     ------------------------------